CNB CORPORATION

and

THE CONWAY NATIONAL BANK

 FINANCIAL REPORT

JUNE 30, 2011

www.conwaynationalbank.com

TO OUR SHAREHOLDERS AND FRIENDS:

The U.S. national economic recovery continued through the second quarter of 2011, although at a less than desirable pace.  The Bureau of Economic Analysis, a division of the U.S. Department of Commerce, has indicated in its Second Estimate that real gross domestic product (GDP) increased at an annual rate of 1.0% for the second quarter of 2011, up from an annual rate of .4% for the first quarter of 2011. Locally, the real estate sector fell in the second quarter of 2011 with the total number of real estate transactions decreasing approximately 4% as compared to the second quarter of 2010.  This is a slight improvement from the approximate 5% decline experienced for the first quarter of 2011.  The banking industry continues to experience significant difficulties, with 48 bank failures occurring nationally in the first half of 2011.  However, the number of bank failures declined 44% in the first half of 2011 from 86 for the same period in 2010.

The Company's net income for the six months ended June 30, 2011 totaled $412,000, up 256.7% from the net loss of $(263,000) incurred for the six months ended June 30, 2010, for a return on average assets of .09%.  Although the Company continued to experience low profitability for the first six months of 2011, the Bank performed well in comparison to the same period for 2010 and in comparison to the combined operating results of all South Carolina banks, which posted a combined return on average assets of (.14)% for the same period.  On a per share basis, earnings increased 256.3% from $(.16) for the first six months of 2010 to $.25 for the same period in 2011, representing a return on average assets of .09% and a return on average equity of .94% as compared to (.06)% and (.60)%, respectively, for the same period in 2010.

Total assets declined to $913.4 million at June 30, 2011, a decrease of 2.2% from June 30, 2010, and capital stood at $88.3 million at June 30, 2011 compared to $87.4 million at June 30, 2010.  Total deposits were $736.8 million at June 30, 2011, an increase of .8% from $730.8 million at June 30, 2010.  The Bank experienced a decrease in repurchase agreements, which decreased 17.5% from $100.1 million at June 30, 2010 to $82.6 million at June 30, 2011.  This decrease is attributable to the implementation of a new wholesale funding policy during the period.  Loans totaled $512.9 million at June 30, 2011, a decrease of 9.1% from June 30, 2010; and investment securities were $279.7 million, an increase of 6.4% from June 30, 2010.

Net income for the six months ended June 30, 2011 of $412,000 represents an improvement in comparison to the operating results for the same period in 2010.  However, operating results remain significantly lower than historical returns experienced by the Bank.  Bank earnings are primarily the result of the Bank's net interest income, which decreased slightly, .6%, to $15,156,000 for the first half of 2011 from $15,250,000 for the same period in 2010.  Other factors which affect earnings include the provision for possible loan losses, noninterest expense, and noninterest income.  The provision for possible loan losses decreased significantly, 31.6%, from $7,569,000 for the first half of 2010 to $5,177,000 for the first half of 2011.  The allowance for loan losses, as a percentage of gross loans, was increased to 2.37% at June 30, 2011 as compared to 2.04% at June 30, 2010.  Noninterest expense increased 7.6% from $11,575,000 for the first half of 2010 to $12,459,000 for the first half of 2011; and noninterest income decreased 10.3% from $3,234,000 to $2,902,000 for the same period, respectively.  Noninterest expense increased primarily due to increased examination and professional fees, FDIC deposit insurance assessments, and the net cost of holding other real estate owned.  Noninterest income decreased due to decreased service charges on deposit accounts and decreased gains on sales of investment securities.

With the national and local economies expected to remain subdued through the remainder of 2011, we anticipate that profitability will remain below historical levels, but should improve moderately from 2010 levels; and, at the same time, we expect that the Bank will continue to grow, further strengthen, and generally prosper.  Although the Bank's credit concerns have remained moderate in comparison to the magnitude of non-performing assets in the industry and local markets, we will continue to address credit concerns during 2011.  Loan losses leveled in the third quarter of 2010 and began to decline in the fourth quarter of 2010.  Loan losses are expected to remain above historical levels during 2011, but at levels lower than those experienced during 2010.

The national and local economies continue to slowly strengthen.  Still, much uncertainty remains about the sustainability and speed of the current recovery.  However, we are confident that your bank will continue steadfast and strong through, what is hoped to be, the closing year of this difficult period.  The Bank has been well positioned and prepared to meet future demands and opportunities.

Like most national banks headquartered in South Carolina, in June of this year, the Bank entered into a formal agreement with the Office of the Comptroller of the Currency.  The actions outlined in the agreement are designed to strengthen the Bank's ability to deal with economic conditions of the sort that have recently been experienced.  The Board of Directors and management are diligently working to develop and implement the required plans, policies, and associated procedures necessary to comply with the provisions of this agreement.  To date, much has been accomplished; and it is the intention of the Board and management to continue to work with regulatory authorities to bring about full compliance with the provisions of this agreement.

Recently, the Board of Directors regretfully accepted the resignation of Edward T. Kelaher, Director, who has been called by his church to serve in Washington D.C.  Mr. Kelaher has made substantial contributions to the Board of Directors during his tenure.  He has served the Board in various capacities and most recently as Chairman of the Governance, Nominating, and Compensation Committee and Chairman of the Compliance Committee.  The Board of Directors and management congratulate Mr. Kelaher on his new appointment and extend their most grateful appreciation to Mr. Kelaher for his many contributions to the Bank and the Board.

W. Jennings Duncan, President
CNB Corporation and The Conway National Bank

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS:	June 30, 2011	June 30, 2010
Cash and cash equivalents:
Cash and due from banks..............................................	$ 25,015,000	$ 24,973,000
Due from Federal Reserve Bank, balance in excess of requirement...........................................................	40,854,000	37,646,000
Federal funds sold.........................................................	24,000,000	14,000,000
Total cash and cash equivalents..............................	89,869,000	76,619,000
Investment securities available for sale (amortized cost of $260,070,000 in 2011 and $223,588,000 in 2010)...............................................	262,391,000	226,046,000
Investment securities held to maturity (fair value $15,389,000 in 2011 and $34,227,000 in 2010) ................................................	15,029,000	33,831,000
Other investments, at cost..................................................	2,302,000	3,041,000
Loans................................................................................	512,886,000	564,004,000
Less allowance for loan losses..........................................	(12,143,000)	(11,506,000)
Net loans...............................................................	500,743,000	552,498,000
Premises and equipment.....................................................	21,689,000	22,775,000
Other real estate owned.....................................................	7,147,000	3,226,000
Accrued interest receivable................................................	3,973,000	5,235,000
Other assets......................................................................	10,228,000	10,847,000
Total assets...........................................................	$ 913,371,000	$ 934,118,000

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
Noninterest-bearing.......................................................	$ 122,506,000	$ 111,760,000
Interest-bearing..............................................................	614,340,000	619,059,000
Total deposits........................................................	736,846,000	730,819,000

Securities sold under agreement to repurchase..................	82,626,000	100,112,000
United States Treasury demand notes...............................	1,444,000	498,000
Federal Home Loan Bank advances.................................	-	10,000,000
Other liabilities.................................................................	4,183,000	5,242,000
Total Liabilities.......................................................	825,099,000	846,671,000

Stockholders' Equity:
Common stock, $5 par value; authorized 3,000,000; outstanding 1,664,614 in 2011 and 1,674,870 in 2010.........................................................	8,323,000	8,374,000
Capital in excess of par value of stock..............................	50,485,000	51,240,000
Retained earnings.............................................................	28,072,000	26,358,000
Accumulated other comprehensive income........................	1,392,000	1,475,000
Total stockholders' equity.......................................	88,272,000	87,447,000
Total liabilities and stockholders' equity...................	$ 913,371,000	$ 934,118,000

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED STATEMENTS OF INCOME/(LOSS) (Unaudited)

	Six Months Ended
INTEREST INCOME:	June 30, 2011	June 30, 2010
Interest and fees on loans..............................................................	$ 15,894,000	$ 17,556,000
Interest on investment securities:
Taxable investment securities......................................................	1,704,000	2,251,000
Nontaxable investment securities................................................	547,000	613,000
Other securities..........................................................................	14,000	8,000
Interest on federal funds sold and Federal Reserve Bank balances in excess of required balance........................................	68,000	77,000
Total interest income.........................................................	18,227,000	20,505,000

INTEREST EXPENSE:
Interest on deposits.......................................................................	2,911,000	4,681,000
Interest on securities sold under agreement to repurchase...............	160,000	470,000
Interest on other short-term borrowings.........................................	-	104,000
Total interest expense........................................................	3,071,000	5,255,000
Net interest income.......................................................................	15,156,000	15,250,000
Provision for loan losses................................................................	5,177,000	7,569,000
Net interest income after provision for loan losses..........................	9,979,000	7,681,000
Noninterest income:
Service charges on deposit accounts............................................	1,612,000	1,806,000
Gains on sales of securities..........................................................	-	156,000
Other operating income...............................................................	1,290,000	1,272,000
Total noninterest income....................................................	2,902,000	3,234,000
Noninterest expense:
Salaries and employee benefits....................................................	6,619,000	6,758,000
Occupancy expense....................................................................	1,655,000	1,616,000
Examination and professional fees................................................	547,000	392,000
FDIC deposit insurance assessments...........................................	708,000	579,000
Net cost of operation of other real estate owned..........................	842,000	116,000
Other operating expenses............................................................	2,088,000	2,114,000
Total noninterest expense...................................................	12,459,000	11,575,000
Income/(loss) before income taxes.................................................	422,000	(660,000)
Income tax provision/(benefit).......................................................	10,000	(397,000)
Net income/(loss).........................................................................	$ 412,000	$ (263,000)

Per share:

Net income/(loss) per weighted average shares outstanding..........	$ .25	$ (.16)

Book value per actual number of shares outstanding.....................	$ 53.03	$ 52.21

Weighted average number of shares outstanding..........................	1,664,617	1,676,187

Actual number of shares outstanding............................................	1,664,614	1,674,870

Member Federal Reserve System - Member FDIC

CNB CORPORATION BOARD OF DIRECTORS

James W. Barnette, Jr., Chairman
William R. Benson	William O. Marsh
Harold G. Cushman, III	George F. Sasser
W. Jennings Duncan	Lynn G. Stevens

CONWAY NATIONAL BANK OFFICERS

W. Jennings Duncan	President
L. Ford Sanders, II	Executive Vice President
William R. Benson	Senior Vice President
Marion E. Freeman, Jr.	Senior Vice President
Phillip H. Thomas	Senior Vice President
M. Terry Hyman	Senior Vice President
Raymond Meeks	Vice President
A. Mitchell Godwin	Vice President
Jackie C. Stevens	Vice President
Betty M. Graham	Vice President
F. Timothy Howell	Vice President
E. Wayne Suggs	Vice President
Janice C. Simmons	Vice President
Patricia C. Catoe	Vice President
W. Michael Altman	Vice President
Boyd W. Gainey, Jr.	Vice President
William Carl Purvis	Vice President
Bryan T. Huggins	Vice President
Virginia B. Hucks	Vice President
W. Page Ambrose	Vice President
L. Ray Wells	Vice President
L. Kay Benton	Vice President
Richard A. Cox	Vice President
Gail S. Sansbury	Vice President
Roger L. Sweatt	Vice President
Tammy L. Scarberry	Vice President
Timothy L. Phillips	Assistant Vice President
Helen A. Johnson	Assistant Vice President
Elaine H. Hughes	Assistant Vice President
Gwynn D. Branton	Assistant Vice President
D. Scott Hucks	Assistant Vice President
Jeffrey P. Singleton	Assistant Vice President
C. Joseph Cunningham	Assistant Vice President
Rebecca G. Singleton	Assistant Vice President
Doris B. Gasque	Assistant Vice President
John H. Sawyer, Jr.	Assistant Vice President
John M. Proctor	Assistant Vice President
Sherry S. Sawyer	Banking Officer
Josephine C. Fogle	Banking Officer
Debra B. Johnston	Banking Officer
Freeman R. Holmes, Jr.	Banking Officer
Jennie L. Hyman	Banking Officer
Marsha S. Jordan	Banking Officer
Sylvia G. Dorman	Banking Officer
Marcie T. Shannon	Banking Officer
Caroline P. Juretic	Banking Officer
Sheila A. Johnston	Banking Officer
Nicole W. Bearden	Banking Officer
Janet F. Carter	Banking Officer
Dawn L. DePencier	Banking Officer
Steven D. Martin	Banking Officer
Carol M. Butler	Banking Officer
W. Eugene Gore, Jr.	Banking Officer
James P. Jordan, III	Banking Officer
Bonita H. Smalls	Banking Officer
P. Alex Clayton, Jr.	Banking Officer
Jeremy L Hyman	Banking Officer
Adam C. Rabon	Banking Officer